UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

On February 21, 2018, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three months and fiscal year ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On February 19, 2018, the Company appointed Cabell Lolmaugh, age 39, as the Company’s Senior Vice President and Chief Operating Officer, effective as of February 19, 2018.

After serving four year years in the U.S. Marine Corps., Mr. Lolmaugh joined the Company in 2001, working in the warehouse of the Company’s Roseville, Minnesota store.  From that time through 2012, he served in various roles at several locations, including Store Manager in Roseville, one of the Company’s largest and most successful stores. In 2014, Mr. Lolmaugh was asked to lead the Company’s pro customer strategy.  Under his leadership, the Company developed various programs focused on training, product assortment, merchandising and marketing to increase the level of service to the pro customer.  In 2016, he became the Company’s first Director of Talent Development, and was responsible for creating and implementing a comprehensive new sales associate and store manager training program throughout the Company.  This work included launching new training, development and compensation programs for new sales associates and senior assistant store managers, which became the foundation of the Company’s talent development strategy. In 2017, Mr. Lolmaugh was promoted to Vice President of Retail Stores West, where he was responsible for the leadership and management of approximately half of the Company’s stores.

Mr. Lolmaugh was not appointed pursuant to any arrangement or understanding with any person, and Mr. Lolmaugh does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Lolmaugh nor any member of his immediate family has been a party to any transaction with the Company during the Company’s prior fiscal year or current fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Mr. Lolmaugh’s employment is at will and his employment agreement (“Employment Agreement”) provides for an annual base salary of $250,000.  Mr. Lolmaugh will be eligible to receive annual cash incentive compensation for calendar year 2018 and subsequent years based on the Company achieving budgeted Adjusted EBITDA for each year, as determined by the Compensation Committee of the Board of Directors. Mr. Lolmaugh’s target cash incentive compensation equals 50% of his base salary. Mr. Lolmaugh will be eligible to receive a partial incentive payment if the Company achieves at least 90% of its budgeted Adjusted EBITDA and an incentive payment of up to double the target incentive amount if the Company achieves 110% of its budgeted Adjusted EBITDA. Mr. Lolmaugh’s bonus arrangement for the remainder of 2018 will be calculated on a pro-rata basis reflecting his term of employment.

On February 22, 2018, Mr. Lolmaugh will be granted equity awards with an aggregate value of $250,000, 50% of which will be restricted stock and 50% of which will be non-qualified stock options. These awards will be granted pursuant to the Company’s 2012 Omnibus Award Plan. The shares of restricted stock will be subject to restrictions on transfer and risks of forfeiture in the event that Mr. Lolmaugh is no longer an employee of the Company. These restrictions on transfer and risks of forfeiture will lapse as to 25% of the shares on a cumulative basis on each of the first four anniversaries of the date of grant. The non-qualified stock options will be exercisable at 100% of the fair market value of the Company’s common stock on the date of grant, will become exercisable as to 25% of the shares on a cumulative basis on each of the first four anniversaries of the date of grant, and expire ten years from the date of grant. If Mr. Lolmaugh is not offered employment by the successor entity, or if he is terminated without cause or is constructively terminated prior to the first anniversary of a Change of Control (as defined in the 2012 Omnibus Award Plan), any unvested portion of the foregoing option will become fully exercisable.

Under the Employment Agreement, Mr. Lolmaugh is subject to traditional confidentiality and assignment of inventions provisions, as well as non-competition and non-solicitation restrictions during the term of his employment with the Company and for one year following termination of his employment with the Company for any reason.  In the event the Company terminates Mr. Lolmaugh’s employment for any reason not constituting Severance Cause or Mr. Lolmaugh terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), the Company will provide the following benefits: (i) severance pay equal to six months of his ending base salary and (ii) an amount equal to six times the monthly amount that the Company paid for his participation in the Company’s health insurance plan during the month immediately preceding his termination date.

The foregoing description of Mr. Lolmaugh’s Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

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Item 7.01	Regulation FD Disclosure

On February 21, 2018, the Company issued a press release announcing its declaration of a cash dividend of $0.05 per share to stockholders of record as of March 5, 2018. The dividend will be paid on March 16, 2018. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 7.01 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between Tile Shop Holdings, Inc. and Cabell Lolmaugh, dated February 19, 2018.

99.1	Press Release of Tile Shop Holdings, Inc., dated February 21, 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Kirk L. Geadelmann
Date: February 21, 2018	Name: Kirk L. Geadelmann
Title: Chief Financial Officer